Exhibit 99.2

Table of Contents

Financial Statements - 2005

Adaptive Optics Associates, Inc.

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholder

Adaptive Optics Associates, Inc.

Cambridge, Massachusetts

We have audited the accompanying balance sheet of Adaptive Optics Associates, Inc. (the “Company”) as of December 31, 2005, and the related statements of operations, changes in stockholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stegman & Company

Baltimore, Maryland

December 14, 2006

ADAPTIVE OPTICS ASSOCIATES, INC.

BALANCE SHEET

DECEMBER 31, 2005

(In thousands)

ASSETS

Current Assets
Cash and cash equivalents	$19
Accounts receivable, net	8,110
Deferred tax assets – current portion	593
Inventory, net	3,254
Prepayments and other current assets	235

Total Current Assets	12,211

Property and Equipment
Computers and special equipment	10,466
Furniture, equipment and other	3,469

13,935
Accumulated depreciation and amortization	(10,601)

Net Property and Equipment	3,334

Other Assets
Patents, net	223
Other	30

Total Other Assets	253

TOTAL ASSETS	$15,798

The accompanying notes are an integral part of these statements.

ADAPTIVE OPTICS ASSOCIATES, INC.

BALANCE SHEET

DECEMBER 31, 2005

(In thousands)

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Accounts payable	$1,315
Accrued vacation	126
Other accrued expenses	1,949
Taxes payable	2,805
Related party payable	3,622

Total Current Liabilities	9,817

Deferred tax liabilities – non-current portion	615

Total Liabilities	10,432

Stockholder’s Equity
Accumulated earnings	5,366

Total Stockholder’s Equity	5,366

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$15,798

The accompanying notes are an integral part of these statements.

ADAPTIVE OPTICS ASSOCIATES, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(In thousands)

Revenue from services and products	$32,136
Costs of goods sold and services provided:	(18,255)

Gross Margin	13,881
Selling, general and administrative expenses	(9,911)
Research and development expenses	(1,083)

Operating Income	2,887
Interest expense, net	(553)

Income Before Income Taxes	2,334
Provision for income taxes	(906)

Net Income	$1,428

The accompanying notes are an integral part of these statements.

ADAPTIVE OPTICS ASSOCIATES, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2005

(In thousands)

	Accumulated Earnings	Total Stock Holder’s Equity
BALANCE, JANUARY 1, 2005	$3,938	$3,938
Net income	1,428	1,428

BALANCE, DECEMBER 31, 2005	$5,366	$5,366

The accompanying notes are an integral part of these statements.

ADAPTIVE OPTICS ASSOCIATES, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2005

(In thousands)

Cash Flows From Operating Activities:
Net Income	$1,428
Adjustments to reconcile Net Income to Net Cash Used In Operating Activities:
Depreciation and amortization	905
Contract reserve/account allowance	(277)
Inventory valuation reserve	(148)
Transfer of patent costs from related party	(223)

Change in Assets and Liabilities:
Accounts receivable	(4,170)
Inventory	(1,774)
Prepayments and other current assets	103
Accounts payable	870
Accrued vacation	29
Taxes payable	908
Other accrued expenses	(840)

Net Cash Used In Operating Activities	(3,189)

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,118)

Net Cash Used In Investing Activities	(1,118)

Cash Flows From Financing Activities:
Net borrowing from related party	3,712

Net Cash Provided By Financing Activities	3,712

Cash and Cash Equivalents
Net decrease	(595)
Balance – beginning of year	614

Balance – end of period year	$19

The accompanying notes are an integral part of these statements.

ADAPTIVE OPTICS ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS

For the Fiscal Year Ended December 31, 2005

NOTE 1: Summary of Significant Accounting Policies and Other Important Factors

These financial statements include the accounts of the Adaptive Optics Associates, Inc. (“The Company”), formerly a wholly owned subsidiary of Metrologic Instruments. Inc. (‘Metrologic”) – See Note 11, which was incorporated in the state of Delaware in 1986. The Company is engaged in developing, manufacturing, marketing and distributing custom optical systems which include precision laser beam delivery, high speed imaging control and data processing, industrial inspection, and scanning and dimensioning systems for the aerospace and defense industry.

Reporting Year and Presentation

The information furnished in the accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such information contains all adjustments consisting of normal recurring accruals that, in the opinion of management, are considered necessary for a fair presentation of such information. The operating results for the year ended December 31, 2005 may not be indicative of the results of operations for any future period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used when accounting for uncollectible accounts receivable, inventory obsolescence and valuation, depreciation and amortization, and employee benefit plans and contingencies, among others. Actual results could differ from those estimates.

Important Business Risk Factors

The Company has historically been principally a supplier of technical services under contracts or subcontracts with departments or agencies of the U.S. Government, primarily the military services and other departments and agencies of the Department of Defense, NASA, and other commercial clients. The Company’s revenues have been and continue to come from such programs.

Contract Accounting and Revenue Recognition

Revenues consist of services rendered on cost-plus-fee, time and materials and fixed-price contracts. Revenues on cost-plus-fee contracts (approximately 73% of total revenues in 2005) are recognized to the extent of costs incurred plus a proportionate amount of fee earned. Revenues on fixed-price contracts (approximately 25% of total revenues in 2005) are recognized on the percentage-of-completion method of accounting based on costs incurred in relation to the total

ADAPTIVE OPTICS ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS – (Continued)

For the Year Ended December 31, 2005

estimated costs. Revenues on time and materials contracts (approximately 2% of total revenues in 2005) are recognized to the extent of billable rates multiplied by hours delivered, plus other direct costs. Anticipated losses are recognized as soon as they become known. A portion of the Company’s business is with agencies of the U.S. Government and such contracts are subject to audit by cognizant government audit agencies. Furthermore, while such contracts are fully funded by appropriations, they may be subject to other risks inherent in government contracts, such as termination for the convenience of the government. Because of the inherent uncertainties in estimating costs and the potential for audit adjustments by U.S. Government agencies, it is at least reasonably possible that the estimates will change in the near term.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with expected original maturities of three months or less to be cash equivalents.

Inventory

Inventory is stated at the lower of cost or market and is charged to contracts on an average cost basis upon completion of contract deliverables.

Property and Equipment

Property and equipment is stated at acquisition cost or, in the case of self-constructed assets, the cost of materials, labor, and a reasonable allocation of overhead costs. However, no general and administrative costs are included in the costs of the constructed asset. Depreciation is calculated using straight-line methods based on useful lives in the following table:

(In thousands)	Useful Lives	Balance December 31, 2005
Property and Equipment Type:
Leasehold improvements	Life of lease or underlying asset	$3,278
Computers and special equipment	3 to 5 years	10,466
Furniture and equipment, and other	3 to 5 years	191

		13,935
Accumulated depreciation		(10,601)

Net Property and Equipment		$3,334

For leasehold improvements, the life of the lease includes option years expected to be exercised.

ADAPTIVE OPTICS ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS – (Continued)

For the Year Ended December 31, 2005

Repairs and maintenance are charged to expense as incurred. Assets are periodically evaluated for obsolescence due to technological or other changes. When assets become obsolete or are retired or otherwise disposed of, the asset and related allowance for depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

Depreciation expense, including amortization of capital leases, was $905,000 in 2005.

Patent Costs

Patent costs include legal and filing fees covering the various patents which have been issued or are issuable to the Company. Specific Company unamortized patent cost in the amount of $223,000 were transferred to the Company at December 31, 2005 from Metrologic. As the patent cost was transferred from Metrologic to the Company at December 31, 2005, no amortization expense was recorded by the Company in 2005. Future amortization expense for the transferred patent costs will be amortized over their remaining respective lives (17 years).

Research and Development

Research and development (“R&D”) costs are expensed as incurred. Such costs include direct labor and materials as well as a reasonable allocation of overhead costs. However, no general and administrative costs are included. Equipment which has alternative future uses is capitalized and charged to expense over its estimated useful life. R&D expense was $1.1 million in 2005.

Income Taxes

Deferred income taxes are recorded under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences, measured by enacted tax rates, attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the rate change becomes effective.

The Company’s taxable income is included in a consolidated federal tax return as Metrologic files a consolidated federal income tax return with all of its subsidiaries, including the Company. The Company is not subject to a formal tax allocation arrangement. The components of income tax disclosed above have been allocated to the Company as if the Company had filed a separate tax return.

ADAPTIVE OPTICS ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS – (Continued)

For the Year Ended December 31, 2005

NOTE 2: Accounts Receivable

Accounts receivable consist of the following at December 31, 2005:

(In thousands)
U.S. Government
Amounts billed	$6,663
Amounts unbilled, including retainages	747
Commercial and other	1,166

8,576
Contract reserves and allowances for doubtful accounts	(466)

$8,110

U.S. Government receivables arise from U.S. Government prime contracts and subcontracts.

Amounts unbilled consist primarily of contract subcontractors accruals and costs awaiting invoicing included under Note 5, Other Accrued Expenses until the extinguishment of the accruals, award fee accruals under our award fee contracts, work-in-process revenues associated with certain contract deliverables, and retainages. Retainages will be collected upon job completion or settlement of audits performed by cognizant U.S. Government audit agencies. The accuracy and appropriateness of the Company’s direct and indirect costs and expenses under its government contracts and, therefore, its receivables recorded pursuant to such contracts, are subject to extensive regulation and audit by the Defense Contract Audit Agency or by other appropriate governmental agencies. These agencies have the right to challenge the Company’s direct and indirect costs charged to any such contract. Additionally, substantial portions of the payments to the Company under government contracts are provisional payments that are subject to potential adjustment upon audit by such agencies. Audits for incurred contract costs for the Company are complete through fiscal year 2003. In the year an audit is settled, any difference between audit adjustments and previously established reserves is reflected in income.

Contract reserves and allowances for doubtful accounts are recorded for historical rate adjustments of past governmental agency audits.

NOTE 3: Major Customer Information

Most of the Company’s revenues are derived from contracts with the U.S. Government, where the Company is either the prime contractor or a subcontractor, depending on the award. For the year ended December 31, 2005, revenues derived from U.S. Government programs were $27.8 million, or 86.5% of the Company’s total revenues. For the year ended December 31, 2005, revenue from the top customer program was $10.4 million or 32.4% of the Company’s revenues. For the year ended December 31, 2005, revenues from our four largest customers were $26.6 million, or 82.7% of the Company’s revenues.

ADAPTIVE OPTICS ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS – (Continued)

For the Year Ended December 31, 2005

NOTE 4: Inventory

Inventory consists of the following at December 31, 2005:

(In thousands)
Raw Materials	$2,027
Work-in-process	1,672
Inventory valuation reserve	(445)

Total inventory	$3,254

Raw materials consist of the costs of materials purchased.

Work-in-process consists of the costs of materials, labor, and a reasonable allocation of overhead costs applied to labor costs. However, no general and administrative costs are included.

The Company writes down its inventory for obsolete or excess inventory based on assumptions about future demand and market conditions. The inventory valuation reserve was adjusted to $445,000 from $593,000 at December 31, 2005.

NOTE 5: Other Accrued Expenses

Other accrued expenses consist of the following at December 31, 2005:

(In thousands)
Costs awaiting payment processing	$1,230
Accrued warranty expense	369
Advance payments	327
Payroll tax withholding	23

Total accrued expenses	$1,949

Costs awaiting payment processing include such items as legal expenses and equipment and supply vendor costs awaiting invoicing from the vendor. Products under extended warranty require repair or replacement of defective parts at no cost to the customer. The Company records warranty liabilities at the time of sale for the estimated costs that may be incurred under its extended warranty contracts. Advance payments represent timing differences between our revenue recognition polices as discussed in Note 1 and our contractual billing terms and conditions which allow us on occasion to bill prior to revenue recognition.

NOTE 6: Retirement Plan

The Company currently has a qualified defined contribution retirement plan, the Adaptive Optics Associates, Inc. Retirement Plan and Trust, which includes a salary reduction 401(k) feature for its employees. The Plan calls for an employer matching contribution of up to 3.6% of eligible employee compensation under the salary reduction feature and allows for a discretionary contribution. Total authorized contributions under the matching contribution feature of the Plan were approximately $363,000 with no discretionary contributions.

ADAPTIVE OPTICS ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS – (Continued)

For the Year Ended December 31, 2005

In accordance with the retirement plan and trust such authorized contributions and the resulting annual expense are permitted to be reduced by forfeitures by terminated employees of unvested amounts of prior years’ contributions. No forfeitures were utilized to reduce annual expenses in 2005.

All employee contributions are immediately vested and employer contributions are vested over a two year period. Plan balances are distributable and benefits are payable only upon death, disability, retirement or termination of employment. Participants allocate their deferrals among various investment options available within the plan’s portfolio as established by the plan administrator.

NOTE 7: Income Taxes

The provision for income taxes was as follows for the year ended December 31, 2005:

(In thousands)
Current tax expense
Federal	$811
State	196

1,007

Deferred tax (benefit)
Federal	$(81)
State	(20)

(101)

Total income tax	$906

The Company’s taxable income is included in a consolidated federal tax return as Metrologic files a consolidated federal income tax return with all of its subsidiaries, including the Company. The Company is not subject to a formal tax allocation arrangement. The components of income tax disclosed above have been allocated to the Company as if the Company had filed a separate tax return.

The related party payable (Note 10) at December 31, 2005 includes amounts related to federal and state income tax paid by Metrologic on the Company’s behalf.

ADAPTIVE OPTICS ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS – (Continued)

For the Year Ended December 31, 2005

A reconciliation of the expected statutory federal tax and the total income tax expense is as follows:

(In thousands)
Expected federal statutory expense	$817
State income taxes, net	114
Other	(25)

Total income tax expense	$906

The Company’s effective tax rate for the fiscal year ended December 31, 2005 was 38.8% which included the effect of a research and development credit and a domestic manufacturing deduction.

The tax effect of temporary differences that give rise to significant components of deferred tax assets and liabilities consist of the following at December 31, 2005:

(In thousands)
Deferred tax assets:
Net operating losses	$78
Reserves	479
Inventory	99
Fixed assets	323

Total gross deferred tax assets	979
Deferred tax liabilities:
Amortization of intangible assets	(938)
Prepaid expenses	(63)

Total gross deferred tax liabilities	(1,001)

Net deferred tax liability	$(22)

Net Operating Losses and Tax Credits

At December 31, 2005, the Company had state net operating loss (NOL) carryforwards of approximately $1.5 million, the majority of which expire between fiscal 2009 and 2010.

ADAPTIVE OPTICS ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS – (Continued)

For the Year Ended December 31, 2005

NOTE 8: Commitments and Contingencies

Lease Obligations

The Company leases office space and certain equipment. As of December 31, 2005, the Company is committed to pay aggregate rentals under these leases, net of subleases, as follows:

(In thousands)
2006	$1,609
2007	1,615
2008	1,620
2009	1,621
2010	1,621
Thereafter	1,621

Rental expense charged to operations, net of subleases, including payments made under short-term leases, amounted to $1.5 million in 2005.

The leases contain provisions to pay for proportionate increases in operating costs and property taxes. In addition, facilities leases often include a provision to remove, at the option of the landlord, any security-related leasehold improvements. Because the Company currently considers such an option unlikely, no provision has been made in the financial statements for this contingency.

NOTE 9: Statement of Cash Flows - Supplemental Disclosures

Supplemental disclosures of cash flow information are as follows:

A. Cash paid during the year ended December 31, 2005 for

(In thousands)
Interest	$553

NOTE 10: Related Party Transactions

The Company had an intercompany borrowing arrangement with its former parent, Metrologic that provided for borrowings by the Company to fund the Company’s working capital requirements, including tax obligations. Amounts borrowed under the arrangement, less periodic repayments, plus Metrologic’s Goodwill associated with Metrologic’s acquisition of the Company were charged interest at a 5% rate per annum. The arrangement provided for the automatic daily sweep of the Company’s master bank account to Metrologic. No other specific repayment requirements existed. The balance owed Metrologic at December 31, 2005 was $3.6 million.

ADAPTIVE OPTICS ASSOCIATES, INC.

NOTES TO FINANCIAL STATEMENTS – (Continued)

For the Year Ended December 31, 2005

NOTE 11: Subsequent Event

On October 1, 2006, all of the issued and outstanding capital stock of the Company was acquired by Essex Corporation (“Essex”) from Metrologic.

The Purchase Price of $40.3 million in cash is subject to post-closing adjustments in the event the Company’s adjusted net working capital (as defined in the Purchase Agreement) as of September 30, 2006 exceeds or is less than $5.65 million. In addition, if Essex chooses to make an election under Section 338(h)(10) of the Internal Revenue Code to treat the sale of AOA’s stock, for tax purposes, as if the transaction were structured as a sale of all of the Company’s assets, Essex has agreed to increase the purchase price to the extent necessary to cover any increased tax liability to Metrologic as a result of such tax election.